Exhibit 10.13

EXECUTION FORM

AVEPOINT, INC.

STOCK OPTION GRANT NOTICE

(2021 EQUITY INCENTIVE PLAN)

AvePoint, Inc. (the “Company”), pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), has granted to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). Your Option is subject to all of the terms and conditions as set forth herein and in the Plan, the Stock Option Agreement (inclusive of the additional terms and conditions for certain countries, as set forth in the appendix attached thereto as Exhibit A the “Stock Option Agreement”), and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement shall have the meanings set forth in the Plan or the Stock Option Agreement, as applicable.

Optionholder:

Date of Grant:

Vesting Commencement Date:

Number of Shares of Common Stock Subject to Option:

Exercise Price (Per Share):	US$

Total Exercise Price:	US$

Expiration Date:

Type of Grant: [Incentive Stock Option] OR [Nonstatutory Stock Option]

Exercise and

Vesting Schedule: Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

[__________________________________________________________________________]

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•

The Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice, and the Stock Option Agreement (together, the “Option Agreement”), neither the Option Agreement nor any of its constituent parts may be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

1.

•

If the Option is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options granted to you) cannot be first exercisable for more than US$100,000 in value (measured by exercise price) in any calendar year. Any excess over US$100,000 is a Nonstatutory Stock Option.

•

You consent to receive this Grant Notice, the Stock Option Agreement, the Plan, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•

You have read and are familiar with the provisions of the Plan, the Stock Option Agreement, the Notice of Exercise and the Prospectus. In the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•

The Option Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to you and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company or an Affiliate and you in each case that specifies the terms that should govern this Option.

•

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

AVEPOINT, INC. By: Signature Title: Date:	OPTIONHOLDER: Signature Date:

ATTACHMENTS: Stock Option Agreement, 2021 Equity Incentive Plan, Notice of Exercise

ATTACHMENT I

AVEPOINT, INC.

STOCK OPTION AGREEMENT

(2021 EQUITY INCENTIVE PLAN)

As reflected by your Stock Option Grant Notice (“Grant Notice”), AvePoint, Inc. (the “Company”) has granted you an option under the Company’s 2021 Equity Incentive Plan (the “Plan”) to purchase a number of shares of Common Stock at the exercise price indicated in your Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Grant Notice or the Plan shall have the meanings set forth in the Grant Notice or Plan, as applicable. The terms of your Option as specified in the Grant Notice and this Stock Option Agreement (including the Appendix (as defined below) attached hereto as Exhibit A) constitute your Option Agreement.

The general terms and conditions applicable to your Option are as follows:

1. GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a) Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Option;

(b) Section 9(e) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and

(c) Section 8(c) regarding the tax consequences of your Option.

Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. EXERCISE.

(a) You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.

(b) To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:

(i) cash, check, bank draft or money order;

(ii) subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded;

(iii) subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in Section 4(c)(iii) of the Plan; or

(iv) subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.

(c) The Company may suspend, or eliminate, various forms of permissible payment of the exercise price from time to time in its sole discretion. Further, notwithstanding any provision within this Option Agreement to the contrary, if you are resident or provide services outside of the United States, the Company may require that you (or in the event of your death, your legal representative, as the case may be) exercise the Option in a method other than as specified above, may require you to exercise the Option only by means of a “same day sale” transaction (either a “sell-all” transaction or a “sell-to-cover” transaction) as it determines in its sole discretion, or may require you to sell any shares of Common Stock you acquire under the Plan immediately or within a specified period following your termination of your Continuous Service (in which case, you hereby agree that the Company shall have the authority to issue sale instructions in relation to such shares of Common Stock on your behalf).

(d) By accepting your Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 2(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

3. TERM. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;

(c) 12 months after the termination of your Continuous Service due to your Disability;

(d) 18 months after your death if you die during your Continuous Service;

(e) immediately upon a Corporate Transaction if the Board has determined that the Option will terminate in connection with a Corporate Transaction,

(f) the Expiration Date indicated in your Grant Notice; or

(g) the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 3(b) or 3(c) above, the term of your Option shall not expire until the earlier of (i) 18 months after your death, (ii) upon any termination of the Option in connection with a Corporate Transaction, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

If you are a U.S. taxpayer, to obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.

4. RESPONSIBILITY FOR TAXES. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied, and (b) you acknowledge and agree that, regardless of any action taken by the Company or, if different, your Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option or the underlying shares of Common Stock, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in shares of Common Stock), or if not refunded, you may be able to seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company shall have no obligation to issue shares of Common Stock subject to your Option, unless and until such Tax-Related Items are satisfied.

You authorize the Company, at its discretion, to satisfy the Tax-Related Items by one or a combination of the following: (a) withholding from your wages or other cash compensation payable to you by the Company or Employer, (b) withholding shares of Common Stock that otherwise would be issued to you, (c) payment from the proceeds of the sale of shares acquired upon exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), (d) requiring you to make a payment in a form acceptable to the Company, or (e) any other method of withholding determined by the Company and permitted by Applicable Law.

If the Tax-Related Items are satisfied by a mandatory sale pursuant to method (c) above, you are deemed to instruct and authorize the Company and a brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a number of whole shares of Common Stock from the shares that are issuable upon exercise hereof as are necessary to generate cash proceeds determined by the Company to be sufficient to satisfy the Tax-Related Items. Such shares will be sold on the date on which the Tax-Related Items arises or as soon thereafter as practicable. You acknowledge and agree that the Company is under no obligation to arrange for such sale at any particular price, that you are responsible for all fees and other costs of sale, that you are hereby agreeing to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale, and that the proceeds of any such sale may not be sufficient to satisfy your Tax-Related Items.

5. INCENTIVE STOCK OPTION DISPOSITION REQUIREMENT. If your Option is an Incentive Stock Option, you must notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two (2) years after the date of your Option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option.

6. TRANSFERABILITY. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.

7. CORPORATE TRANSACTION. Your Option is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8. NO LIABILITY FOR TAXES. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, if you are a U.S. taxpayer, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

9. SECURITIES LAW COMPLIANCE. Without limitation of the terms and conditions provided in Section 9(j) of the Plan, in no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

10. SEVERABILITY. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

11. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy, which policies permits certain individuals to sell shares only during certain “window” periods, and the Company’s Insider Trading Policy, as in effect from time to time..

12. APPENDIX. Notwithstanding any provisions in this Option Agreement, the Option grant shall be subject to any additional or different terms and conditions set forth in the Appendix to this Option Agreement for certain country or countries (the “Appendix”) set forth as Exhibit A to this Option Agreement. Moreover, if you relocate to any country included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Option Agreement.

13. ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.    You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14. TERMINATION OR MODIFICATION OF THE PLAN; IMPOSITION OF OTHER REQUIREMENTS. The Company, in its discretion, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. You agree to be bound by such termination, suspension or modification regardless of whether notice is given to you of such event. In addition, the Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15. WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach by you or any other Participant.

16. GOVERNING LAW AND VENUE. The Option and the provisions of this Option Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Option or the Options Agreement, or the negotiation, execution or performance of this Option Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Option Agreement or as an inducement to enter into this Option Agreement), are governed by, construed and enforced in accordance with, and subject to, the laws of the U.S. state of Delaware without regards to the conflict of law provisions. For purposes of any action, lawsuit, or other proceedings brought to enforce this Option Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of the Commonwealth of Virginia located in Richmond, Virginia or the federal courts for the United States for the Eastern District of Virginia located in Richmond, Virginia, and no other courts, where this grant is made and/or to be performed.

17. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your Option, including a summary of the applicable U.S. federal income tax consequences, please see the Prospectus.

* * * *

EXHIBIT A

AVEPOINT, INC.

APPENDIX TO STOCK OPTION AGREEMENT

(2021 EQUITY INCENTIVE PLAN)

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to you under the Plan if you reside and/or work outside of the United States. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Stock Option Agreement to which this Appendix is attached.

If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer to another country after the Date of Grant, are a consultant, change employment status to a consultant, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the terms and conditions contained herein shall be applicable to you. References to your “Employer” shall include any entity that engages your services.

Notifications

This Appendix also includes information regarding securities, exchange controls, tax, and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the securities, exchange control, tax, and other laws in effect in the respective countries as of April 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in or exercise the Option or sell any shares of Common Stock.

In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.

Finally, you understand that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the Date of Grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. OPTIONHOLDERS

In accepting this Option, you acknowledge, understand, and agree to the following:

1. DATA PRIVACY INFORMATION. The Company’s headquarters is located at 525 Washington Blvd., Suite 1400, Jersey City, New Jersey 07311, USA, The Company grants Options to employees of the Company and of its Affiliates (in their respective capacities as Employers) at the Company’s sole discretion. If you would like to participate in the Plan, please review the following information about the Company’s data processing practices. The following is subject to the Company’s global privacy policy (“Company’s Privacy Policy”) (as amended from time to time) available here:

https://avepointcrm.sharepoint.com/sites/PeopleTeamPortal/SitePages/People-Team-Privacy-Policy.aspx.

To the extent there is a conflict between the terms of the Option Agreement and the Company’s Privacy Policy, the Company’s Privacy Policy will control.

THE FOLLOWING PROVISIONS OF THIS SECTION 1. APPLY TO OPTIONHOLDERS WHO WORK AND/OR RESIDE OUTSIDE THE EUROPEAN UNION/EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM.

(a) Data Collection and Usage. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your Data (as defined below) by and among, as applicable, (i) the Company or, if different, your Employer or its or their respective Affiliates, (ii) the Plan Broker and (iii) the Transfer Agent for the exclusive purpose of implementing, administering, and managing your participation in the Plan.

(b) Data Processing. You understand that the Company, the Employer, and its and their respective Affiliates may collect, process, transfer, use, and hold certain personal information and personally identifiable information about you that is necessary for the purpose of implementing, administering and managing the Plan and which may include, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”).

(c) Stock Plan Administration, Data Transfer, Retention and Data Subject Rights.

(i) You understand that some or all of the Data will be transferred to Morgan Stanley Smith Barney LLC and/or its affiliates including Solium Plan Managers LLC (collectively, the “Plan Broker”), which is assisting the Company with the implementation, administration, and management of the Plan, and Continental Stock Transfer & Trust Company (the “Transfer Agent”), which is assisting the Company with maintaining security holder records and tracking ownership changes in shares of Common Stock held in the Company. In the future, the Company may select different service providers (in addition to or in place of the the Plan Broker and/or the Transfer Agent) and share your Data with other service providers that serve in a similar manner. The Plan Broker may open an account for you to receive and trade shares of Common Stock. The processing of your Data will take place through both electronic and non-electronic means. You may be asked to agree on separate terms and data processing practices with the Plan Broker, with such agreement being a condition of the ability to participate in the Plan.

(ii) You understand that the recipients of the Data may be located in your country of work and/or residence, or elsewhere, and that any recipient’s country may have different data privacy laws and protections than your country of work and/or residence. You understand that you may request a list with the names and addresses of any potential recipients of the Data via the Company’s Human Resources Information System (“HRIS”) interface or by contacting in writing your local human resources representative on the Company’s “People Team” at people@avepoint.com.

(iii) You authorize the Company, the Plan Broker, the Transfer Agent, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, via the HRIS interface or by contacting in writing your local human resources representative on the People Team at people@avepoint.com. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusal or withdrawal of consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative on the People Team at people@avepoint.com.

THE FOLLOWING PROVISIONS OF THIS SECTION 1. APPLY TO OPTIONHOLDERS WHO WORK AND/OR RESIDE WITHIN THE EUROPEAN UNION/EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM.

(a) Data Collection and Usage. The Company or, if different, your Employer and its and their respective Affiliates collect, process, transfer, use, and hold personal data and personally identifiable information about you that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any shares of Common Stock or directorships held in the Company, details of all awards or other entitlements to shares of Common Stock, granted, canceled, exercised, vested, unvested or outstanding in your favor(“Data”), which the Company receives from you or the Employer.

(b) Purposes and Legal Bases of Processing. The Company processes the Data for the purpose of performing its contractual obligations under the Option Agreement, granting Options, implementing, administering and managing your participation in the Plan. The legal basis for the processing of the Data by the Company and the third party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Option Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.

(c) Stock Plan Administration Service Providers. The Company transfers some or all of the Data to (i) Morgan Stanley Smith Barney LLC and/or its affiliates including Solium Plan Managers LLC (collectively, the “Plan Broker”), independent service providers with operations, relevant to the Company, in the United States, which assists the Company with the implementation, administration and management of the Plan and (ii) and Continental Stock Transfer & Trust Company (the “Transfer Agent”), which is assisting the Company with maintaining security holder records and tracking ownership changes in shares of Common Stock held in the Company. In the future, the Company may select different service providers (in addition to or in place of the Plan Broker and/or the Transfer Agent) and share your Data with other service providers that serve in a similar manner. The Company may open an account through the Plan Broker for you to receive and trade shares of Common Stock. The processing of your Data will take place through both electronic and non-electronic means. You may be asked to agree on separate terms and data processing practices with the Plan Broker, with such agreement being a condition of the ability to participate in the Plan.

(d) International Data Transfers. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any then-current recipients of the Data via the Company’s Human Resources Information System (“HRIS”) interface or by contacting in writing your local human resources representative on the Company’s “People Team” at people@avepoint.com. When transferring Data to its affiliates, the Plan Broker, or the Transfer Agent, the Company provides appropriate safeguards described in the Company’s Privacy Policy (as defined herein).

(e) Data Retention. The Company will use your Data only as long as is necessary to implement, administer and manage your participation in the Plan or as required to comply with any and all legal or regulatory obligations, including under tax, exchange control, securities, and labor laws. When the Company no longer needs your Data, the Company will, to the extent feasible to do so, remove it from its systems in accordance with the Company’s Privacy Policy, it being understood per that policy that some Data may also be stored with third parties who host applications or perform tasks (e.g., payroll management) for the Company, the Employer, or its or/their respective Affiliates. The Company may keep some of your Data longer to satisfy internal compliance and recordkeeping procedures, accounting purposes, tax rules or regulations, specific record retention laws, and any other legal or regulatory obligations and the Company’s legal basis for such use would be necessity to comply with legal obligations.

(f) Contractual Requirement. Your provision of Data and its processing as described above is a contractual requirement and a condition to your ability to participate in the Plan. You understand that, as a consequence of your refusing to provide Data, the Company may not be able to allow you to participate in the Plan, grant Options to you, or administer or maintain such Options. However, your participation in the Plan and your acceptance of the Option Agreement are purely voluntary. While you will not receive Options if you decide against participating in the Plan or providing Data as described above, your career and salary will not be affected in any way solely as a result of electing not to participate in the Plan.

(g) Data Subject Rights. You have a number of rights under data privacy laws in your country. Depending on where you are based, your rights may include the right to (i) request access or copies of your Data the Company processes, (ii) rectify incorrect Data and/or delete your Data, (iii) restrict processing of your Data, (iv) portability of your Data, (v) lodge complaints with the competent data protection authorities in your country and/or (vi) obtain a list with the names and addresses of any recipients of your Data. To receive clarification regarding your rights or to exercise your rights please contact the Company via the HRIS interface or by contacting in writing your local human resources representative on the People Team at people@avepoint.com.

2. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. By participating in the Plan, you agree to comply with the Company’s policy on insider trading. You further acknowledge that, depending on your or your broker’s country of residence or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of shares of Common Stock or rights to the shares of Common Stock (e.g., Options), or rights linked to the value of shares of Common Stock during such times as you are considered to have “inside information” regarding the Company, as defined by the laws and/or regulations in applicable jurisdictions or your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by you before possessing the inside information. Furthermore, you may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

3. LANGUAGE. You acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Option Agreement. Furthermore, if you have received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

4. FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS. You acknowledge that there may be certain foreign asset and/or account, exchange control, and/or tax reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including any proceeds arising from the sale of shares of Common Stock or the payment of any cash dividends on the shares of Common Stock) in a bank or brokerage account outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker within a certain time after receipt. It is your responsibility to be compliant with such regulations and you should speak with your personal advisor on this matter.

5. ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS. In accepting this Option, you also acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(d) the Option grant and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, Employer, or any Affiliate, and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate you at any time;

(e) you are voluntarily participating in the Plan;

(f) the Option and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) The Option and the shares of Common Stock subject to the Option, and the income from and value of same, are an extraordinary item of compensation outside the scope of your employment contract, if any, and is not to be considered part of your normal or expected compensation for any purpose, including, without limitation, calculating severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, pension or retirement or welfare benefits or similar payments;

(h) the future value of the shares of Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(j) if you exercise the Option and acquire shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the exercise price;

(k) unless otherwise agreed with the Company, the Option and the shares of Common Stock underlying the Option, and the income from and value of same, are not granted as consideration for, or in connection with, service you may provide as a director of an Affiliate;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);

(m) for purposes of the Option, your Continuous Service will be considered terminated as of the date you are no longer actively providing service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any), and unless otherwise determined by the Company, your right to vest in the Option and the period (if any) during which you may exercise the Option after such termination of your service will terminate as of such date and will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are providing service or the terms of your employment or service agreement, if any); the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing Continuous Service for purposes of your Option grant (including whether you may still be considered to be providing Continuous Service while on a leave of absence);

(n) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(o) the Option and the shares of Common Stock subject to the Option are not part of normal or expected compensation or salary for any purpose; and

(p) neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.

6. NOT A PUBLIC OFFERING. The grant of the Option is not intended to be a public offering of securities in your country of residence (or country of service, if different). The Company has not submitted any registration statement, prospectus, or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities.

7. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal, accounting, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

COUNTRY-SPECIFIC PROVISIONS.

AUSTRALIA

Notifications

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

AUSTRIA

There are no country-specific provisions.

BELGIUM

Terms and Conditions

Accepting the Option. If you wish to accept the Option, you must execute and return the Option Grant Notice or electronically accept the Option in a form authorized by the Company after the 60th day after the date the Option is offered to you (which is the date on which the material terms of the Option were first communicated to you) (the “Offer Date”). Acceptance of the Option prior to the 61st day after the Offer Date will not be accepted or deemed valid.

CANADA

Terms and Conditions

Method of Exercise. Notwithstanding Sections 4(i), 4(j) and 7(b)(v) of the Plan or Section 2 of this Option Agreement, you are not permitted to pay the aggregate exercise price or any Tax-Related Items with previously-owned shares of Common Stock or by way of a “net exercise” arrangement. The Company reserves the right to permit these methods of payment depending upon the development of local law.

Termination of Employment. The following provision replaces Section 5(m) of this Appendix:

(m) For purposes of the Option, notwithstanding any provision of the Option Agreement to the contrary, the termination of your Continuous Service will occur as of the date you are no longer actually employed or otherwise rendering services to the Company or, if different, the Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws or otherwise rendering services or the terms of your employment or other service agreement, if any). Unless otherwise provided in the Option Agreement or extended by the Company, your right to vest in the Option under the Plan, if any, will terminate as of such date, and the period (if any) during which you may exercise the Option after termination will commence on such date (the “Termination Date”). The Termination Date will not be extended by any common law notice period. Notwithstanding the foregoing, however, if applicable employment standards legislation specifically requires continued entitlement to vesting during a statutory notice period, your right to vest in the Option under the Plan, if any will be allowed to continue for that minimum notice period but then immediately terminate effective as of the last day of the minimum statutory notice period. In the event the date you are no longer providing actual service cannot be reasonable determined under the terms of the Option Agreement and/or the Plan, the Plan Administrator or its delegate shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence). Unless the applicable employment standards legislation specifically requires, in your case, you will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your service relationship is terminated (as determined under this provision) nor will you be entitled to any compensation for lost vesting.

Notifications

Securities Law Information. You are permitted to sell shares of Common Stock acquired under the Plan through such brokers designated under the Plan, provided that the resale of such Shares takes place outside Canada through the facilities of a stock exchange on which the shares of Common Stock are listed.

CHINA

Terms and Conditions

The following provisions apply to you if you are a People’s Republic of China (“PRC”) national:

Exercise of Option. The following provision supplements and modifies Sections 2 of the Stock Option Agreement.

Due to legal restrictions, the Option shall become exercisable by you only at such time as the shares of Common Stock of the Company are publicly traded, quoted or listed on a recognized exchange or securities market, are not subject to a market stand-off or lock-up agreement and all necessary exchange control and other approvals from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) have been received for Options granted under the Plan, as determined by the Company in its sole discretion (the “Liquidity Date”). Unless otherwise determined by the Company and/or Committee, to exercise the Option, you must pay the exercise price by a “cashless exercise” as described in Section 2(b)(ii) of the Stock Option Agreement, and the net cash proceeds from such exercise will be remitted to you in accordance with applicable exchange control law. In the event the shares of Common Stock of the Company are issued upon exercise of the Option, the Company has discretion to arrange for the sale of the shares of Common Stock issued, either immediately upon exercise or at any time thereafter and the Company may require you to hold such shares of Common Stock in a designated brokerage account. If the Company changes its Plan broker, you acknowledge and agree that the Company may transfer any shares of Common Stock issued under the Plan to the new Plan broker if necessary for legal or administrative reasons. You agree to sign any documentation necessary to facilitate the transfer.

In the event your employment or Continuous Service with the Company or an Affiliate terminates after the Liquidity Date, all unvested Options will be forfeited and you must exercise any vested Options within such time as required by the Company’s SAFE approval (but in no event beyond the applicable time limit set forth in the Grant Notice and the Stock Option Agreement).

If or to the extent the Company is unable to obtain or maintain SAFE approval, the Option may not be exercised and no shares of Common Stock subject to the Options shall be issued.

Exchange Control Obligations. You understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any shares of Common Stock acquired under the Plan and any cash dividends paid on such shares of Common Stock. You further understand that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or an Affiliate), and you hereby consent and agree that any sale proceeds and cash dividends may be transferred to such special account by the Company (or an Affiliate) on your behalf prior to being delivered to you and that no interest shall be paid with respect to funds held in such account.

The proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to you in local currency, you acknowledge that the Company (or an Affiliate) are under no obligation to secure any particular exchange conversion rate and that the Company (or an Affiliate) may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company (or an Affiliate) in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Terms and Conditions

Type of Award. The Option is not granted under the French specific regime provided by Articles L. 225-177 and seq. of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Option, you confirm having read and understood the documents related to the Option (the Plan and the Option Agreement), which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à l’Utilisation de la Langue Anglaise. En acceptant l’Option, vous confirme avoir lu et compris les documents relatifs à cette Option (le Plan et le Contrat) qui ont été remis en langue anglaise. Vous acceptez les termes de ces documents en conséquence.

GERMANY

There are no country-specific provisions.

ISRAEL

There are no country-specific provisions.

JAPAN

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

Terms and Conditions

Restrictions on Sale and Transferability. You hereby agree that any shares of Common Stock acquired pursuant to the Option will not be offered for sale in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the condition of, any other applicable provision of the SFA.

Notifications

Securities Law Notification. The grant of the Option is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA and is not made to you with a view to the Option or the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

SWEDEN

Terms and Conditions

Authorization to Withhold. The following provision supplements Section 4 of the Stock Option Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 4 of this Option Agreement, in participating in the Plan, you authorize the Company and/or the Employer to withhold shares of Common Stock or to sell shares of Common Stock otherwise deliverable to you upon purchase to satisfy any Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such amounts.

SWITZERLAND

Notifications

Securities Law Notification. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or an Affiliate, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

UNITED KINGDOM

Terms and Conditions

Responsibility for Tax-Related Items. The following provision supplements Section 4 of the Stock Option Agreement:

Without limitation to Section 4 of this Option Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you, in case the indemnification could be considered a loan. In this case, the income tax not collected or paid may constitute a benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) the amount of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from you at any time thereafter by any of the means referred to in Section 4 of the Stock Option Agreement.

ATTACHMENT II

2021 EQUITY INCENTIVE PLAN

ATTACHMENT III

AVEPOINT, INC.

NOTICE OF EXERCISE

(2021 EQUITY INCENTIVE PLAN)

AVEPOINT, INC. 525 WASHINGTON BLVD, SUITE 1400 JERSEY CITY, NJ 07310	Date of Exercise: _______________

This constitutes notice to AvePoint, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Stock Option Grant Notice, Stock Option Agreement or 2021 Equity Incentive Plan (the “Plan”) shall have the meanings set forth in the Stock Option Grant Notice, Stock Option Agreement or Plan, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Stock Option Agreement and the Plan.

Type of option (check one):	Statutory ☐	Non-statutory ☐
Date of Grant:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total Exercise Price:	US$___________	US$___________

Cash, check, bank draft or money order delivered herewith:	US$___________	US$___________

Value of ________ Shares delivered herewith:	US$___________	US$___________

Regulation T Program (cashless exercise)	US$__________	US$__________

Value of _______ Shares pursuant to net exercise:	US$__________	US$__________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Plan and (ii) to satisfy the Tax-Related Items, if any, relating to the exercise of this Option as set forth in the Stock Option Agreement, and (iii) if this exercise relates to an Incentive Stock Option, to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two (2) years after the date of your Option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option.[.]

Very truly yours,